Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Bruce Lauritsen and R.J. Klosterman, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may all fully do or cause to be done by virtue hereof.

                SIGNATURE                                        TITLE                        DATE


             /s/ J.B. CRAHAN                      Chairman, Board of Directors               December 5, 1995
               J.B. CRAHAN                        and Director


           /s/ R.J. KLOSTERMAN                    Vice President, Finance                    December 5, 1995
             R.J. KLOSTERMAN                      (Principal Financial
                                                  Officer)


          /s/ FRANK H. BERTSCH                    Director                                   December 5, 1995
            FRANK H. BERTSCH


          /s/ ART D. RICHARDSON                   Director                                   December 5, 1995
            ART D. RICHARDSON


         /s/ K. BRUCE LAURITSEN                   Director                                   December 5, 1995
           K. BRUCE LAURITSEN


         /s/ EDWARD J. MONAGHAN                   Director                                   December 5, 1995
           EDWARD J. MONAGHAN


          /s/ JAMES G. PETERSON                   Director                                   December 5, 1995
            JAMES G. PETERSON


         /s/ THOMAS E. HOLLORAN                   Director                                   December 5, 1995
           THOMAS E. HOLLORAN


         /s/ JAMES R. RICHARDSON                  Director                                   December 5, 1995
           JAMES R. RICHARDSON


           /s/ L. BRUCE BOYLEN                    Director                                   December 5, 1995
             L. BRUCE BOYLEN


           /s/ JOHN R. EASTER                     Director                                   December 5, 1995
             JOHN R. EASTER
